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                                                                EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                               Advanced Rx, Inc.
                            The Apothecary NCS, Inc.
                     Klingensmith Adult Care Pharmacy Inc.
                      Marlowe Nursing Center Services L.P.
                        NCS HealthCare of Illinois, Inc.
                        NCS HealthCare of Indiana, Inc.
                        NCS HealthCare of Michigan, Inc.
                          NCS HealthCare of Ohio, Inc.
                        NCS HealthCare of Oklahoma, Inc.
                         NCS HealthCare of Oregon, Inc.
                      NCS HealthCare of Pennsylvania, Inc.
                    Uni-Care Health Services of Maine, Inc.
                         Uni-Care Health Services, Inc.